UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 16, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                             Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2017, MagneGas Corporation (the “Company”) and its wholly owned subsidiary entered into a second MagneGas Systems Purchase Agreement (“Second Purchase Agreement”) with Talon Ventures & Consulting GMBH, a company constituted under the laws of Germany (“Talon”) to manufacturer and deliver a 300KW stationary gasification system (“Unit”). The purchase price for the Unit is $1,575,000.00 (the “Purchase Price”). A partial payment of $1,000,000 shall be made to MagneGas within six (6) months following the execution of the Second Purchase Agreement. The balance of the Purchase Price must be paid to MagneGas on or before the one year anniversary following the execution of this Agreement. MagneGas shall complete manufacture of the Unit on or before the one year anniversary of the Second Purchase Agreement.

 The above description of the Second Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such Second Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01	Other Events

On October 17, 2017, MagneGas Corporation (“Company”) issued a press release announcing the Second Purchase Agreement.

A copy of the press release that discuss this matter is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Purchase Agreement dated October 16, 2017.

99.1	Press Release, dated October 17, 2017, issued by MagneGas Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2017

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By: Ermanno Santilli
Its: Chief Executive Officer